EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (2007 Stock Option Plan and Acquisition Performance Incentive Share Plan) of Fronteer Development Group Inc. (the “Registrant”) of our report dated March 21, 2007 relating to the consolidated balance sheets of the Registrant as at December 31, 2006 and 2005 and the consolidated statements of operations and retained earnings (deficit), cash flows and shareholders’ equity for each of the years in the three years ended December 31, 2006, which appears in the Annual Report on Form 40-F of the Registrant for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 28, 2007 and incorporated by reference in the Registration Statement on Form S-8 (2007 Stock Option Plan and Acquisition Performance Incentive Share Plan) of the Registrant.

         /s/ PricewaterhousCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia, Canada
September 25, 2007